EXHIBIT 10.4

UNANIMOUS CONSENT OF
THE BOARD OF DIRECTORS OF GILLA INC.
A NEVADA CORPORATION

The undersigned, being all of the Directors of GILLA Inc., a Corporation incorporated in the State of Nevada, (the “Corporation”), do hereby authorize and approve the actions set forth in the following resolution, and do hereby consent to the following actions of the Corporation, which actions are hereby deemed effective as of the date hereof:

RESOLVED, that the Corporation appoint the following as officers of the Corporation:

Danny Yuranyi	President and Chief Operating Officer
Graham Simmonds	Chief Executive Officer
Ashish Kapoor	Chief Financial Officer
Ernest “Ernie” Eves	Chairman of the Board of Directors
Carrie J. Weller	Corporate Secretary

RESOLVED, that CFCC Loan Agreement be terminated and that the Corporation enter into a new loan agreement with CFCC and that a new Credit Note reflecting the terms and conditions set forth in the attachments to this consent document (“Schedule A”) be issued; and,

RESOLVED, that the Corporation advise its banker, TD Bank, 380 South County Road, Palm Beach FL 33480 of the change of signatory and enter into such agreements as may be required by TD Bank to reflect the change.

RESOLVED, that the Corporation open an account in Canada with a Chartered Bank and that the Corporation is hereby authorized to enter into such agreements as may be required to establish and maintain the account.

IN WITNESS WHEREOF, the undersigned have executed this consent, this 15th day of November, 2012

By:	/s/ Ernest “Ernie” Eves
Name: Ernest “Ernie” Eves

By:	/s/ Graham Simmonds
Name: Graham Simmonds

By:	/s/ Danny Yuranyi
Name: Danny Yuranyi

By:	/s/ Stanley D. Robinson
Name: Stanley D. Robinson

SCHEDULE A

1. Loan Agreement with Credifinance Capital Corp.

2.   Credit Note Issued to Credifinance Capital Corp.